Exhibit 99.2

NOTICE OF PARTIAL OPTIONAL REDEMPTION

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J. Crew Intermediate LLC

16% Sr Discount Contingent Principal Notes

                NOTICE IS HEREBY GIVEN pursuant to Section 3.07 of the Indenture dated as of May 6, 2003, between J. Crew Intermediate LLC, as Issuer, and U.S. Bank N.A., as Trustee or Agent, that the bonds listed below have been selected for Partial Redemption on December 23, 2004 (the Redemption Date) at a price of 93.721% of the principal amount at maturity (the Redemption Price).

*CUSIP Number: 46614GAC9, 16.00%, Due: 05/15/2008, Redemption Price: 93.721%

Principal Amount at maturity of Redemption: $143,377,684.83

Registered Bond called in the amount indicated below:

FAST_1.....$143,377,684.83

                Payment of the Redemption Price on the Bonds called for redemption will be paid only upon presentation and surrender thereof in the following manner:

If by Mail:(REGISTERED BONDS)	If by Mail:(BEARER BONDS)	If by Hand or Overnight Mail:
U.S. Bank	U.S. Bank	U.S. Bank
Corporate Trust Services	Corporate Trust Services	Corporate Trust Services
P.O. Box 64111 St. Paul, MN 55164-0111	P.O. Box 64452 St. Paul, MN 55164-0452	60 Livingston Avenue 1st Fl — Bond Drop Window St. Paul, MN 55107

1-800-934-6802

                Bondholders presenting their bonds in person for same day payment must surrender their bond(s) by 1:00 P.M. on the Redemption Date and a check will be available for pick up after 2:00 P.M. Checks not picked up by 4:30 P.M. will be mailed out to the bondholder via first class mail. If payment of the Redemption Price is to be made to the registered owner of the Bond, you are not required to endorse the Bond to collect the Redemption Price.

                Interest on the principal amount designated to be redeemed shall cease to accrete on and after the Redemption Date.

REQUIREMENT INFORMATION

                For a list of redemption requirements please visit our website at www.usbank.com/corporatetrust and click on the “Bondholder Information” link.

IMPORTANT NOTICE

                Under the Jobs and Growth Tax Relief Reconciliation Act of 2003 (the “Act”), 28% will be withheld if tax identification number is not properly certified.

                *The Trustee shall not be held responsible for the selection or use of the CUSIP number, nor is any representation made as to its correctness indicated in the Redemption Notice. It is included solely for the convenience of the Holders.

By: U.S. Bank National Association

as Trustee or Agent

Dated: November 23, 2004